June 28, 2004

(212) 538-3831

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

CSFB Mortgage-Backed Pass-Through Certificates, Series 2004-[AR7]

$[100,000,000] (Approximate)

Collateral Info.
Group / Class:	[5] / [5-A-1]
Originator:	RBC

	W.A.	Min.	Max.
Gross WAC (+/- 10 bps):	4.687	4.000	5.250
Net WAC (+/- 10 bps):	4.262	3.575	4.825
Index:	100.0% 1 Year Libor
Gross Margin (+/- 5 bps):	2.250	2.250	2.250
Net Margin (+/- 5 bps):	1.825	1.825	1.825
Months to Rate Reset:	58	58	59
Caps:	5/2/5 on an annualized basis
Remaining Term To Maturity	358	358	359
Interest Only Loans:	87%	N/A	N/A
Scheduled Balance:	$573,314	$335,000	$1,500,000
Original LTV:	72	10	89
Credit Score: (+/- 10):	736	628	803
CA:	65%
Northern CA:	30%
Southern CA:	35%
Full / Alt. Doc.:	41%
Owner Occupancy:	94%
Cash-Out Refi.:	30%
SFD/PUD:	89%
Prepayment Penalties:	0%

Bond Info.
Coupon:	See yield table (forth coming)
Anticipated Credit Support:	5.50% (+/- 0.50)
Additional Credit Support:	3.00% (+/- 0.50)
Anticipated Rating:	[AAA] / [Aaa]
Structure:	Shifting Interest Structure – Cross-Collateralized

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.